UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Group 1 Automotive, Inc.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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SUPPLEMENT TO PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 8, 2012

This supplement to the proxy statement of Group 1 Automotive, Inc. is intended to provide certain additional information with respect to the gross margin and the same store revenue growth targets for the outstanding performance-based restricted shares awarded in 2007 to Messrs. Hesterberg and Rickel. As disclosed on page 30 of the proxy statement that was made available to our stockholders over the Internet on or about March 28, 2012, the Compensation Committee reviewed the goals associated with the 2007 performance-based restricted shares, as well as annual and cumulative (based on performance over the entire four-year vesting period) targets compared to annual and cumulative results. Satisfaction of either the annual or cumulative targets will result in payouts under the awards. The Compensation Committee determined that the gross margin target on a cumulative basis was achieved for 2011 as well as the target for same store revenue growth on a cumulative basis versus our competition for the 2011 period. However, we did not meet our SG&A target on either an annual or cumulative basis. The following table contains information regarding the goals, targets and actual results for the 2007 performance-based restricted share awards.

Goal	Target	Results
Gross Margin(1)	16.0%	16.3%
Same store revenue growth(2)	At or above median of industry peer organizations	At or above median of industry peer organizations
Reduction of SG&A (3)	59.6%	79.1%

(1) Our actual 2011 Gross Margin result of 15.8% did not exceed the annual 2011 Gross Margin target of 16%.

(2) Same store revenue growth is calculated as a percentage and is based on total same store revenue for the year versus the comparable prior year. Our same store revenue growth number is compared to the results of our industry peer organizations based on peer company financial statement data. Our same store revenue performance did not exceed the median same store revenue performance of our industry peer organizations on an annual basis in 2011. Our industry peer organizations include Asbury Automotive Group, Inc., AutoNation, Inc., Lithia Motors, Inc., Penske Automotive Group, Inc. and Sonic Automotive, Inc.

(3) Expressed as a percentage of gross profit. Our actual 2011 SG&A result of 76.4% did not meet the annual 2011 SG&A target of 74.4%.